Exhibit 21

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC	Delaware

Adquisiciones y Proyectos Inalámbricos, S. de R.L. de C.V.	Mexico

American Tower Asset Sub, LLC	Delaware

American Tower Asset Sub II, LLC	Delaware

American Tower Corporation de Mexico, S. de R.L. de C.V.	Mexico

American Tower Delaware Corporation	Delaware

American Tower Depositor Sub, LLC	Delaware

American Tower do Brasil - Cessão de Infra-Estruturas Ltda.	Brazil

American Tower Guarantor Sub, LLC	Delaware

American Tower Holding Sub, LLC	Delaware

American Tower International, Inc.	Delaware

American Tower Management, LLC	Delaware

American Tower Mauritius	Republic of Mauritius

American Tower LLC	Delaware

American Tower, L.P.	Delaware

American Tower UK Limited	United Kingdom

American Towers LLC	Delaware

ATC Asia Holding Company, LLC	Delaware

ATC Chile Holding LLC	Delaware

ATC FL Towers, Inc.	Florida

ATC GP, Inc.	Delaware

ATC India Tower Corporation Private Limited	India

ATC International Holding Corp.	Delaware

ATC Latin America S.A. de C.V., SOFOM, E.N.R.	Mexico

ATC LP, Inc.	Delaware

ATC MexHold LLC	Delaware

ATC Mexico Holding LLC	Delaware

ATC Midwest, LLC	Delaware

ATC On Air + LLC	Delaware

ATC Outdoor DAS, LLC	Delaware

ATC Presidential Way, Inc.	Delaware

ATC South America Holding LLC	Delaware

ATC South LLC	Delaware

ATC Tower Company of India Private Limited	India

ATC Tower Services, Inc.	New Mexico

ATS-Needham LLC (1)	Massachusetts

ATS/PCS, LLC	Delaware

California Tower, Inc.	Delaware

CNC2 Associates, LLC	Delaware

Columbia Steel, Inc.	South Carolina

Haysville Towers, L.L.C. (2)	Kansas

ATC Asia Pacific Pte. Ltd.	Singapore

Iron & Steel Co., Inc.	Delaware

MATC Digital, S. de R.L. de C.V.	Mexico

MATC Servicios, S. de R.L. de C.V.	Mexico

McCoy Developers Private Limited	India

MHB Tower Rentals of America, LLC	Mississippi

New Loma Communications, Inc.	California

Red Spires Asset Sub, LLC	Delaware

Semaan Engineering Solutions, LLC	Delaware

Shreveport Tower Company	Louisiana

SpectraSite Communications, LLC	Delaware

SpectraSite, LLC	Delaware

TeleCom Towers, L.L.C.	Delaware

Towers of America, L.L.L.P.	Delaware

Transcend Infrastructure Holdings Pte. Ltd.	Singapore

Transcend Infrastructure Private Limited	India

UniSite/Omnipoint NE Tower Venture, LLC (3)	Delaware

UniSite/Omnipoint FL Tower Venture, LLC (3)	Delaware

UniSite/Omnipoint PA Tower Venture, LLC (3)	Delaware

UniSite, LLC	Delaware

ATC Telecom Tower Corporation Private Limited	India

ATC Backhaul LLC	Delaware

ATC Sitios del Peru S.R.L.	Peru

ATC Peru Holding LLC	Delaware

ATC Colombia Holding LLC	Delaware

ATC Sitios de Chile S.A.	Chile

ATC Sitios de Colombia S.A.S.	Colombia

Tower Marketco Ghana Limited	Republic of Ghana

American Tower International Holding I LLC	Delaware

American Tower International Holding II LLC	Delaware

AT Netherlands C.V.	Netherlands

AT Netherlands Coöperatief U.A.	Netherlands

Wireless Resource Group, LLC	Oklahoma

WRG Holdings, LLC	Oklahoma

Central States Tower Parent, LLC	Delaware

Central States Tower Holdings, LLC	Delaware

ATC Utah, Inc.	Delaware

ATC New Mexico LLC	Missouri

ATC South Africa Investment Holdings (Proprietary) Limited	South Africa

Ghana Tower Interco B.V. (4)	Netherlands

ATC Tower (Ghana) Limited	Republic of Ghana

AT Sher Netherlands Coöperatief U.A.	Netherlands

ATC Indoor DAS LLC	Delaware

ATC Antennas LLC	Delaware

ATC Managed Sites LLC	Delaware

ATC South Africa Wireless Infrastructure (Pty) Ltd	South Africa

ATC IP LLC	Delaware

ATC Marketing (Uganda) Limited	Uganda

ATC India Infrastructure Private Limited	India

ATC Payroll LLC	Delaware

ATC Brazil Holding LLC	Delaware

ATC Brazil I LLC	Delaware

ATC Brazil II LLC	Delaware

ATC Colombia Holding I LLC	Delaware

ATC Colombia I LLC	Delaware

AT Sao Paulo C.V.	Netherlands

AT South America C.V.	Netherlands

ATC Brazil Coöperatief U.A.	Netherlands

ATC Colombia B.V. (5)	Netherlands

B1 Ulysses Site Management LLC	Delaware

Ulysses Asset Sub I, LLC	Delaware

Ulysses Asset Sub II, LLC	Delaware

T7 Ulysses Site Management LLC	Delaware

T8 Ulysses Site Management LLC	Delaware

Ulysses Ground Lease Funding, LLC	Delaware

Ulysses Ground Lease Holdco, LLC	Delaware

Verus Management One, LLC	Delaware

VM Ulysses Site Management LLC	Delaware

ATC Sitios Infraco S.A.S	Colombia

Uganda Tower Interco B.V. (6)	Netherlands

ATC Uganda Limited (7)	Uganda

Lap do Brasil Empreendimentos Imobiliários Ltda.	Brazil

(1)	45.24% owned by American Tower, L.P. and 34.76% owned by American Towers LLC.

(2)	66.667% owned by TeleCom Towers, L.L.C.

(3)	95% owned by UniSite, LLC.

(4)	51% owned by AT Sher Netherlands Coöperatief U.A.

(5)	60% owned by AT South America C.V.

(6)	51% owned by AT Sher Netherlands Coöperatief U.A.

(7)	96% owned by Uganda Tower Interco B.V.